Exhibit 99.1

NextCure Provides Business Update and

Reports Third Quarter 2026 Financial Results

–	Advancing Toward Stockholder Approval of Proposed Merger with Avere Therapeutics Supported by Approximately $820 Million of Committed Financing
–	S-4 Declared Effective by SEC; Stockholder Vote Scheduled for December 9, 2026

BALTIMORE, MD – November 10, 2026 (GLOBE NEWSWIRE) – NextCure, Inc. (Nasdaq: NXTC), today provided a business update and reported financial results for the third quarter ended September 30, 2026.

The Company continues to advance its proposed merger (the “Merger”) with Avere Therapeutics, Inc., a privately held biotechnology company focused on oral therapies for IL-23-driven inflammatory diseases (“Avere”), which is now supported by approximately $820 million of committed financing from a syndicate of leading healthcare-focused and institutional investors. The financing is expected to provide substantial capital to support development of Avere’s lead program, AVR-001, other corporate purposes and the future operations of the combined company following completion of the proposed transaction.

"During the third quarter, we continued to execute on the strategic initiatives associated with our proposed merger with Avere Therapeutics,” said Michael Richman, President and CEO of NextCure. "Importantly, total financing commitments supporting the proposed transaction increased to approximately $820 million from a syndicate of leading healthcare-focused and institutional investors. We believe this significant financing commitment reflects strong confidence in Avere's clinical development strategy and the potential of AVR-001, while enhancing the opportunity to create long-term value for NextCure stockholders.”

Recent Business Highlights

Proposed Merger with Avere

●	Financing commitments supporting the Merger increased to approximately $820 million, consisting of the previously announced $320 million concurrent private placement and an additional $500 million private placement, of which approximately $266 million will be satisfied through the contribution and cancellation of Avere’s outstanding convertible notes.

●	The financing is supported by a syndicate of leading healthcare-focused and institutional investors and is expected to provide substantial capital to advance development of AVR-001 and support future operations of the combined company.
●	Subject to stockholder approval and other customary closing conditions, the combined company is expected to operate as Avere and trade on the Nasdaq Global Select Market (Nasdaq) under the ticker symbol "AVRX."
●	On November 2, 2026, the Delaware Court of Chancery entered a final order validating the Company's July 2025 reverse stock split amendment and all shares issued in reliance thereon.
●	On November 6, 2026, the Registration Statement on Form S-4 relating to the proposed merger was declared effective by the Securities and Exchange Commission (“SEC”). The Company established November 3, 2026 as the record date and scheduled a special meeting of stockholders for December 9, 2026 at 9:00 a.m. Eastern Time to consider and vote upon the proposals necessary to complete the merger.
●	Existing NextCure stockholders are expected to retain an ownership interest in the combined company and receive contingent value rights (“CVRs”) tied to specified legacy NextCure assets.

LNCB74 Transition and Corporate Restructuring

●	In August 2026, NextCure and LigaChem Biosciences, Inc. (“LigaChem”) entered into a Transition and Continuation Agreement pursuant to which LigaChem elected to become the sole developing party for the LNCB74 program (“LNCB74”) and assumed responsibility for all program costs incurred on or after July 1, 2026, with NextCure providing transition support reimbursed by LigaChem.
●	On October 6, 2026, the parties completed the transfer of the LNCB74 investigational new drug application (IND) and related regulatory responsibilities to LigaChem.
●	NextCure remains eligible to receive future development, regulatory and commercial milestone payments, as well as royalties on potential future net sales of LNCB74. Subject to the terms of the proposed contingent value rights arrangement, these economic interests are expected to be included in the legacy assets supporting the CVRs to be issued to pre-Merger NextCure stockholders.
●	During the third quarter, the Company completed significant restructuring initiatives, including workforce reductions, termination of facility leases and disposition of all laboratory, manufacturing and facility-related assets, resulting in substantial reduction to the Company’s future operating cash requirements.

Strategic Alternatives for Legacy Assets

●	The Company completed treatment and transition activities for patients enrolled in the SIM0505 clinical study by August 31, 2026 and continues to evaluate opportunities to partner, license or otherwise monetize rights associated with the program.
●	The Company continues to evaluate strategic alternatives to derive value from its legacy asset portfolio for stockholders, including potential licensing, partnering and other opportunities.

Financial Results for the Quarter Ended September 30, 2026

●	Cash, cash equivalents, and marketable securities as of September 30, 2026 were $8.7 million, compared to $41.8 million as of December 31, 2025. The decrease of $33.1 million was primarily attributable to cash used to fund operations of $35.2 million, partially offset by $1.2 million of net proceeds from equity sales under the Company's existing at-the-market (ATM) program and $0.7 million from the sale of fixed assets.
●	Research and development expenses were $4.5 million for the three months ended September 30, 2026, compared to $6.1 million for the three months ended September 30, 2025. The decrease of $1.6 million was primarily attributable to lower personnel costs resulting from the Company's restructuring initiatives, lower laboratory services and supplies costs and lower depreciation expense following the disposition of all the Company’s fixed assets.
●	General and administrative expenses were $4.4 million for the three months ended September 30, 2026, compared to $2.8 million for the three months ended September 30, 2025. The increase of $1.6 million was primarily attributable to $1.8 million of higher legal and professional fees incurred in connection with the Merger.
●	Restructuring and asset impairment charges, net were ($2.0) million for the three months ended September 30, 2026 and included a gain of $3.4 million on the termination of our leases and a gain of $0.4 million on the sale of fixed assets, partially offset by severance charges of $1.8 million associated with our restructuring initiatives.
●	Net loss was $6.8 million for the three months ended September 30, 2026, compared to a net loss of $8.6 million for the three months ended September 30, 2025. The improvement was primarily driven by the lower research and development expenses mentioned above and $2.0 million of gains, net associated with the Company’s restructuring activities, partially offset by the higher general and administrative expenses mentioned above.

About the Merger

On July 14, 2026, NextCure announced a definitive merger agreement with Avere.

On November 2, 2026, the Delaware Court of Chancery entered a final order validating the Company's July 2025 reverse stock split amendment and all shares issued in reliance thereon.

On November 6, 2026, the Registration Statement on Form S-4 relating to the proposed merger was declared effective by the SEC. NextCure commenced distribution of definitive proxy materials and established November 3, 2026 as the record date for the special meeting of stockholders scheduled for December 9, 2026 at 9:00 a.m. Eastern Time.

Since announcement of the transaction, total financing commitments supporting the Merger have increased to approximately $820 million, consisting of the previously announced $320 million concurrent private placement and an additional $500 million private placement, of which approximately $266 million will be satisfied through the contribution and cancellation of Avere’s outstanding convertible notes. The financing is expected to provide substantial capital to support development of AVR-001 and the future operations of the combined company.

Assuming the Merger is completed, the combined company is expected to operate as Avere and trade on the Nasdaq under the ticker symbol "AVRX." Existing NextCure stockholders are expected to receive contingent value rights related to specified legacy NextCure assets and retain a minority ownership interest in the combined company.

Completion of the Merger remains subject to stockholder approval and other customary closing conditions. NextCure has set a special stockholder meeting date of December 9, 2026 to vote on approval of the various Merger-related items.

About NextCure, Inc.

NextCure is a biopharmaceutical company focused on managing its legacy clinical and intellectual property assets, pursuing opportunities to maximize those legacy assets, fulfilling ongoing obligations under its existing collaboration and licensing agreements and advancing completion of the Merger with Avere.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning NextCure, Avere, the Merger and other matters, including with respect to the structure, timing and completion of the Merger; the combined company’s listing on Nasdaq after closing of the Merger; expectations regarding the ownership structure of the combined company; expectations regarding the contingent value rights; the future operations of the combined company; the nature, strategy and focus of the combined company; as well as funding for our operations, our expected cash runway, objectives and expectations for our business, operations and financial performance and condition, and opportunities to monetize, partner, license or otherwise derive value from our legacy assets. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “continue”, “could”, “should”, “due”, “estimate”, “expect”, “intend”, “hope”, “may”, “objective”, “plan”, “predict”, “project”, “potential”, “positioned”, “seek”, “target”, “towards”,

“forward”, “later”, “will”, “would”, and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.

Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger, including NextCure’s failure to obtain stockholder approval for the Merger; risks associated with the potential failure to complete the financing transaction in a timely manner or at all; risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of NextCure and Avere to consummate the transactions contemplated by the Merger; risks associated with NextCure’s continued listing on The Nasdaq Stock Market, LLC until closing of the Merger; the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger; risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; risks regarding our ability to monetize, partner, license or otherwise realize value from our legacy development programs and assets and other intellectual property; our expenses, future revenues, capital requirements, needs for or ability to obtain additional financing and the period over which our current cash and cash equivalents will be sufficient to fund our operations; market and other conditions; the timing and success of strategic transactions involving our legacy programs and our ability to receive future milestone, royalty or other contingent payments under our existing collaboration and licensing arrangements; the potential benefits of and our ability to maintain our relationship with LigaChem, Simcere Zaiming Pharmaceutical Co., Ltd. (formerly known as Hainan Simcere Zaiming Pharmaceutical Co., Ltd.), and other third-party vendors and collaborators; our ability to retain key personnel; changes in international relations, tariffs, and other trade regulations between the U.S. and China; developments and projections relating to our competitors and our industry, including competing therapies; and the impact of current and future laws and regulations.

More detailed information on these and additional factors that could affect NextCure’s actual results are described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q and in NextCure’s other filings with the SEC. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote, consent or approval in any jurisdiction in connection with the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Important Additional Information About the Merger Will Be Filed with the SEC

In connection with the proposed Merger, NextCure filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus relating to the proposed Merger. On November 6, 2026, the registration statement on Form S-4 was declared effective by the SEC, and NextCure commenced distribution of the definitive proxy statement/prospectus to its stockholders. NextCure and Avere may also file other documents with the SEC regarding the proposed Merger. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other document that NextCure may file with the SEC in connection with the Merger.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTCURE, AVERE, THE MERGER AND RELATED MATTERS.

Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectus and other documents filed with the SEC by NextCure through the website maintained by the SEC at www.sec.gov or from NextCure's website at www.nextcure.com under the “Investors” section.

Participants in the Solicitation

NextCure, Avere and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NextCure's stockholders in respect of the Merger. Information regarding the directors and executive officers of NextCure is contained in NextCure's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, and in subsequent filings made by NextCure with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Merger, and a description of their direct and indirect interests in the Merger, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents may be obtained free of charge from the sources indicated above.

NextCure, Inc.
Selected Financial Information

Selected Statement of Operations Items:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Operating expenses:
Research and development	$4,535	$6,136	$18,794	$38,123
General and administrative	4,428	2,809	10,291	9,736
Restructuring and asset impairment charges, net	(2,044)	-	3,033	-
Loss from operations	(6,919)	(8,945)	(32,118)	(47,859)
Other income, net	73	321	584	1,451
Net loss	$(6,846)	$(8,624)	$(31,534)	$(46,408)
Net loss per common share - basic and diluted	$(1.29)	$(3.22)	$(5.97)	$(18.84)
Weighted-average shares outstanding - basic and diluted	5,309,754	2,676,116	5,286,453	2,462,821

Selected Balance Sheet Items:
			September 30,	December 31,
(in thousands)			2026	2025
Cash, cash equivalents, and marketable securities			$8,728	$41,818
Total assets			$9,700	$50,183
Accounts payable and accrued liabilities			$4,197	$10,566
Total stockholders' equity			$5,503	$34,943

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Mike Moyer

Managing Director,

LifeSci Advisors, LLC

Phone: (617) 308-4306

mmoyer@lifesciadvisors.com